EXHIBIT 4.24

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY U.S. ENERGY CORP, WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

          THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON
                                      ITS
                  EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                TRANSFER SET FORTH IN ARTICLE II OF THIS WARRANT
--------------------------------------------------------------------------------

Warrant No.    -                                        Number of Shares: 50,000
            --   ----                                    (subject to adjustment)
Date  of  Issuance:  June  30,  2003

                                U.S. ENERGY CORP.

                          COMMON STOCK PURCHASE WARRANT

     THIS IS TO CERTIFY THAT, for value received, SANDERS MORRIS HARRIS INC., a Texas corporation (the "Registered Holder"), or its permitted assigns, is
                           ------------------
entitled to purchase from U.S. ENERGY CORP., a Wyoming corporation (the "Company"), at the place where the Warrant Office designated pursuant to Section
2.1 is located, at a purchase price per share of $5.00 (as adjusted pursuant to the terms of this Warrant, the "Exercise Price"), 50,000 shares of duly
                                      ---------------
authorized, validly issued, fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Company, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof. This Warrant shall expire at 5:00 p.m., C.S.T., on June 30, 2006.

     Certain  Terms  used  in  this  Warrant  are  defined  in  Article  IV.

                                    ARTICLE I

                              Exercise of Warrant
                               -------------------

     1.1     Method  of  Exercise.  This  Warrant  may  be  exercised  by  the
             --------------------
Registered Holder as a whole or in part from time to time until June 30, 2006, at which time this Warrant shall expire and be of no further force or effect; provided, however, that the minimum number of Warrant Shares that may be
--------   -------
purchased on a single exercise shall be 10,000 or the entire number of shares remaining available for exercise hereunder, whichever is less. To exercise this Warrant, the Registered Holder or permitted assignees of all rights of the Registered Holder shall deliver to the Company, at the Warrant Office designated in Section 2.1(a), a written notice in the form of the Purchase Form attached as Exhibit A hereto, stating therein the election of the Registered Holder or such permitted assignees of the Registered Holder to exercise this Warrant in the manner provided in the Purchase Form, (b) payment in full of the Exercise Price (in the manner described below) for all Warrant Shares purchased hereunder, and
(c) this Warrant. Subject to compliance with Section 3.1(a)(vi), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Purchase Form, accompanied by payment for the Warrant Shares to be purchased and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date." Upon such exercise (subject as aforesaid), the Company
      --------------
shall issue and deliver to the Registered Holder a certificate for the full number of the Warrant Shares purchasable by the Registered Holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all such Warrant Shares in cash or by certified or cashier's check. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date.

     1.2     Fractional  Shares.  No  fractional shares of Common Stock shall be
             ------------------
issued upon exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable upon exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Board of Directors.

                                   ARTICLE II

                            Warrant Office; Transfer
                            ------------------------

     2.1     Warrant  Office.  The  Company shall maintain an office for certain
             ---------------
purposes  specified  herein (the "Warrant Office"), which office shall initially
                                  --------------
be the Company's office at 877 North 8th West, Riverton, Wyoming 82501, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States of which written notice has previously been given to the Registered Holder. The Company shall maintain, at the Warrant Office, a register for the Warrant in which the Company shall record the name and address of the Registered Holder, as well as the name and address of each permitted assignee of the rights of the Registered Holder.

     2.2     Ownership  of  Warrant.  The  Company  may  deem  and  treat  the
             ----------------------
Registered Holder as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this
Article  II.

     2.3     Transfer  of  Warrants.  The  Company  agrees  to  maintain  at the
             ----------------------
Warrant Office books for the registration and transfer of this Warrant. This Warrant may be transferred in whole or in part only in compliance with the applicable law and only to shareholders, officers, and employees of Sanders Morris Harris Inc. or to any person who succeeds to all of the assets of Sanders Morris Harris Inc. The Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office, properly endorsed, together with a written assignment of this Warrant, substantially in the form of the Assignment attached as Exhibit B hereto. Upon any such transfer, a new Warrant shall be issued to the transferee, and the Company shall cancel the surrendered Warrant. The Registered Holder shall pay all taxes and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

     2.4     Registration  Rights.  The  Company  agrees  (a)  that  the Warrant
             --------------------
Shares shall be "Registrable Securities" under the Registration Rights Agreement dated of even date herewith (the "Registration Rights Agreement") between the Company and the Registered Holder and (b) that the Registered Holder shall have the rights and obligations of a Holder set forth on the Registration Rights Agreement.

     2.5     No  Rights  as  Shareholder  Until Exercise.  This Warrant does not
             -------------------------------------------
entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to the Registered Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

     2.6     Expenses  of  Delivery  of Warrants.  Except as provided in Section
             -----------------------------------
2.3 above, the Company shall pay all reasonable expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

     2.7     Compliance  with  Securities  Laws.  The Registered Holder (and its
             ----------------------------------
transferees and assigns), by acceptance of this Warrant, covenants and agrees that such Registered Holder is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the Warrant Shares, for its own account as an investment and not with a view to distribution thereof. Neither this Warrant nor the Warrant Shares issuable hereunder have been registered under the Securities Act or any state securities laws and no transfer of this Warrant or any Warrant Shares shall be permitted unless the Company has received notice of such transfer in the form of the assignment attached hereto as Exhibit B, accompanied
                                                          ---------
by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrant or Warrant Shares under the Securities Act is available for such transfer, except that no such opinion shall be required after the registration for resale of the Warrant Shares has become effective. Upon any exercise of the Warrants prior to effective registration for resale or except as in accordance with Rule 144 under the Securities Act, certificates representing the Warrant Shares shall bear a restrictive legend substantially identical to that set forth as follows:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the "Acts"). Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement with respect to the shares under all of the applicable Acts, or an opinion of counsel satisfactory to U.S. Energy Corp. to the effect that such registrations are not required."

     (c) Any purported transfer of the Warrant or Warrant Shares not in compliance with the provisions of this section shall be null and void. Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this
Section  2.7.

                                  ARTICLE III

                            Anti-Dilution Provisions
                            ------------------------

     3.1     Adjustment  of  Exercise  Price  and Number of Warrant Shares.  The
             -------------------------------------------------------------
Exercise Price and number of Warrant Shares shall be subject to adjustment from time to time as hereinafter provided in this Article III. No other adjustments to the Exercise Price or the number of Warrant Shares shall be made, for any reason.

     (a)     Exercise Price Adjustments.  The Exercise Price shall be subject to
             --------------------------
adjustment  from  time  to  time  as  follows:

           (i) Adjustment  for  Stock  Splits  and  Combinations. If the Company
               -------------------------------------------------
     shall, at any time or from time to time after the date hereof (the "Original Issue Date") while this Warrant remains outstanding, effect a
      ---------------------
     subdivision of the outstanding Common Stock, the Exercise Price in effect immediately before such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before such combination shall be proportionately increased. Any adjustment under this Section 3.1(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (ii) Adjustment for Reclassification, Exchange, and  Substitution.  If
               ------------------------------------------------------------
     at any time or from time to time after the Original Issue Date while this Warrant remains outstanding, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise, the Registered Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Common Stock could have been converted immediately prior to such recapitalization, reclassification or change.

          (iii)  Reorganizations, Mergers, Consolidations, or Sales of Assets.
                 -------------------------------------------------------------
     If at any time or from time to time after the Original Issue Date while this Warrant remains outstanding, there is a capital reorganization of the Common Stock, provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such capital reorganization.

          (iv) Rounding of Calculations; Minimum  Adjustment.  All  calculations
               ---------------------------------------------
     under this Section 3.1(a) shall be made to the nearest cent. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent.

     (v)  Timing  of  Issuance  of  Additional  Common  Stock  Upon  Certain
          ------------------------------------------------------------------
     Adjustments.  In  any  case  in which the provisions of this Section 3.1(a)
     -----------
     shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Registered Holder after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request
                                --------  -------
     shall deliver to such Registered Holder a due bill or other appropriate instrument evidencing such Registered Holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

     (b)     Statement Regarding Adjustments.  Whenever the Exercise Price
             -------------------------------
shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall thereafter give notice thereof to the Registered holder, with a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment'.

     3.2     Costs.  The  Registered  Holder  shall  pay all documentary, stamp,
             -----
transfer or other transactional taxes attributable to the issuance or delivery of the Warrant Shares upon exercise of this Warrant. Additionally, the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Warrant Shares. The Registered Holder shall reimburse the Company for any such taxes assessed against the Company.

     3.3     Reservation  of  Shares.  The Company shall reserve at all times so
             -----------------------
long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

     3.4     Valid  Issuance.  All  shares  of  Common Stock which may be issued
             ---------------
upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

                                  'ARTICLE IV

                            Covenant of the Company
                            -----------------------

     The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger or consolidation'.

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

     5.1     Entire  Agreement.  This  Warrant  and  the  Registration  Rights
             -----------------
Agreement contain the entire agreement between the Registered Holder and the Company with respect to the Warrant Shares that it can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

     5.2     Governing  Law.  This Warrant shall be governed by and construed in
             --------------
accordance with the internal laws of the State of Wyoming, without regard to its conflict of law provisions. Any litigation shall be conducted in the courts of the State of Wyoming, or the United States District Court for Wyoming or Colorado.

     5.3     Waiver and Amendment.  Any term or provision of this Warrant may be
             --------------------
waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by the written consent of the parties (it being agreed that an amendment to or waiver under any of the provisions of Article III of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price). No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     5.4     Illegality.  In  the  event  that any one or more of the provisions
             ----------
contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

     5.5     Copy  of  Warrant.  A copy of this Warrant shall be filed among the
             -----------------
records  of  the  Company.

     5.6     Notice.  Any  notice  or other document required or permitted to be
             ------
given or delivered to the Registered Holder shall be delivered at, or sent by certified or registered mail to such Registered Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Registered Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 877 North 8th West, Riverton, Wyoming 82501 or any other address within the continental United States of America as shall have been designated in writing by the Company delivered to the Registered Holder.

     5.7     Limitation  of  Liability;  Not  Stockholders.  Subject  to  the
             ---------------------------------------------
provisions of Article III, until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or attend meetings of stockholders or any other proceedings of the Company. Until the exercise of this Warrant, no provision hereof, and no mere enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of such Registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     5.8     Exchange,  Loss,  Destruction,  etc.  of  Warrant.  Upon receipt of
             -------------------------------------------------
evidence satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory evidence) of the loss, theft, mutilation or destruction of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or, in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original Registered Holder of this Warrant
          --------  -------
shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Registered Holder of this Warrant shall pay all taxes (including securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of replacement Warrant(s) pursuant to this Section 6.8.

     5.9     Headings.  The  Article  and  Section and other headings herein are
             --------
for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

     5.10     Successors  and  Assigns.  Subject  to applicable securities laws,
              ------------------------
this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Registered Holder. The provisions of this Warrant are intended to be for the benefit of all Registered Holders from time to time of this Warrant and shall be enforceable by any such Registered Holder or holder of Warrant Shares.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

     Dated:  June  30,  2003

                                       U.S.  ENERGY  CORP.



                                       By
                                         ---------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    Exhibit A

                                  PURCHASE FORM

To:     U.S.  Energy  Corp.                                 Dated:
                                                                  --------------

     The  undersigned,  pursuant  to  the  provisions  set forth in the attached
Warrant (No.     ), hereby irrevocably elects to purchase          shares of the
            -----                                         ---------
Common Stock covered by such Warrant. The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such Warrant, which is $ per share in lawful money of the United States.
                           -----

                                                [                              ]
                                                 ------------------------------



                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                    Exhibit B

                                   ASSIGNMENT

     For  value  received,                               , hereby sells, assigns
                           ------------------------------
and  transfers unto                                 the within Warrant, together
                    --------------------------------
with all right, title and interest therein and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the Company, with full power of substitution.



                                            ------------------------------------

Dated:                        ,  200
      ------------------------      --